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EXHIBIT 11 - - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(In thousands, except per share amounts)


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
                                        Three Months Ended,                            Six Months Ended,
                                            June 30                                         June 30
                                     1995                 1994                      1995               1994
                                     ----                 ----                      ----               ----
                                  (unaudited)          (unaudited)               (unaudited)        (unaudited)
PRIMARY EARNINGS PER SHARE:

Average shares outstanding          8,592                8,547                      8,585             8,524


Net effect of dilutive stock
options and warrants - based on
the treasury stock method using
average market price                  160                   62                        130                85
                                  -------              -------                    -------           -------
                                    8,752                8,609                      8,715             8,609
                                  -------              -------                    -------           -------
                                  -------              -------                    -------           -------
Net income                        $ 1,939              $ 1,709                    $ 3,647           $ 2,992
                                  -------              -------                    -------           -------
                                  -------              -------                    -------           -------

Net income per share              $   .22              $   .20                    $   .42           $   .35
                                  -------              -------                    -------           -------
                                  -------              -------                    -------           -------

FULLY-DILUTED EARNINGS PER
SHARE:

Average shares outstanding          8,592                8,547                      8,585             8,524


Net effect of dilutive stock
options and warrants - based on
the treasury stock method using
closing market price                  176                   65                        130                83
                                  -------              -------                    -------           -------

                                    8,768                8,612                      8,715             8,607
                                  -------              -------                    -------           -------
                                  -------              -------                    -------           -------

Net income                        $ 1,939              $ 1,709                    $ 3,647           $ 2,992
                                  -------              -------                    -------           -------
                                  -------              -------                    -------           -------

Net income per share              $   .22              $   .20                    $   .42           $   .35
                                  -------              -------                    -------           -------
                                  -------              -------                    -------           -------
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                                      12